291/23925.01
052998/1434/41000.00001


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                          _____________

                           FORM 8-A/A
                         AMENDMENT NO. 1

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                  AIRBORNE FREIGHT CORPORATION
     (Exact name of registrant as specified in its charter)


       Delaware                  91-0837469
   (State or Other            (I.R.S. Employer
   Jurisdiction of           Identification No.)
   Incorporation or
    Organization)

                       3101 Western Avenue
                          P.O. Box 662
                    Seattle, Washington 98111
                         (206) 285-4600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class             Name of Each Exchange on Which
          to be so Registered                 Each Class is to be so
                                                    Registered
          -------------------             ------------------------------

           Rights to Purchase                New York Stock Exchange
         Series A Participating               Pacific Stock Exchange
       Cumulative Preferred Stock

Securities to be registered pursuant to Section 12(g) of the Act:

                              None
                        (Title of class)
         INFORMATION REQUIRED IN REGISTRATION STATEMENT
         ----------------------------------------------

     Airborne  Freight  Corporation, a Delaware corporation  (the
"Registrant"),  hereby  amends  its  Registration  Statement   on
Form 8-A filed with the Securities and Exchange Commission on February 12, 1997 (the "Registration Statement").

     The purpose of this Amendment is to amend Item 2 of the Registration Statement to add as an exhibit thereto a Certificate of Adjustment reflecting certain adjustments made to the Rights to Purchase Series A Participating Cumulative Preferred Stock in connection with the two-for-one split of the Registrant's Common Stock, $1.00 par value, effected in the form of a stock dividend of one share of Common Stock for each share of Common Stock outstanding, distributed on February 13, 1998, to holders of
record   of   said   stock   at  the   close   of   business   on
February 9, 1998.

     Item 2 of the Registration Statement is hereby amended and restated as follows:

Item 2.  Exhibits
-----------------

  Exhib
  it     Description
  Numbe
  r
  -----  -----------
  --
  1      Rights  Agreement,  dated  as  of  February  14,  1997,
         between  Airborne Freight Corporation and The  Bank  of
         New York, as Rights Agent
  2      Form  of  Certificate of the Voting Powers, Preferences
         and Relative, Participating, Optional and other Special
         Rights, Qualifications, Limitations or Restrictions  of
         Series  A  Participating Cumulative Preferred Stock  of
         Airborne  Freight  Corporation (which  is  attached  as
         Exhibit  A  to the Rights Agreement filed as Exhibit  1
         hereto)
  3      Form  of  Right  Certificate  (which  is  attached   as
         Exhibit  B  to the Rights Agreement filed as Exhibit  1
         hereto).
  4      Certificate of Adjustment

                            SIGNATURE
                            ---------

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              AIRBORNE FREIGHT CORPORATION


                              /S/ David C. Anderson
                              -------------------------------
                              David C. Anderson
                              Corporate Secretary/Counsel
                          EXHIBIT INDEX
                          -------------

  Exhib
  it     Description
  Numbe
  r
  -----  -----------
  --
  4      Certificate of Adjustment.